LIFE PARTNERS TO POST RECORD EARNINGS

WACO, TX — September 18, 2008 — Life Partners Holdings, Inc. (NASDAQ GM: LPHI), parent company of Life Partners, Inc., today announced another quarter of record earnings as it issued guidance for its second fiscal quarter and first half ended August 31, 2008. For the quarter, Life Partners expects to report a 56% increase in net earnings, which were $6.6 million or $0.56 per share compared with earnings of $4.3 million or $0.36 per share for the same period of last year. For the six months ended August 31, 2008, the company expects to report earnings of $12.9 million or $1.08 per share compared with $9.1 million or $0.76 per share for the same period last year.

For the quarter ended August 31, 2008, Life Partners expects to report $25.9 million in revenues, a 47% increase over the $17.6 million it reported for the same period last year. For the first half of the year ended August 31, 2008, the company expects to report revenues of $50.4 million, which is a 43% increase compared to $35.2 million for the same period last year.

Additionally, the company intends to report a five-fold increase in its investment in policies purchased for its own account from just over $1 million at February 29, 2008, to $6.3 million at August 31, 2008. The company also expects to increase its next quarterly dividend by one cent, which is an annualized increase of 11%.

Among other key financial results that LPHI expects to report are:

SECOND QUARTER
	Ended 8-31-2008	Ended 8-31-2007	% of Change
Revenues	$25.9 million	$17.6 million	47% increase
Income from Operations	$10.0 million	$ 6.3 million	59% increase
Pre-tax Income	$10.0 million	$ 6.6 million	52% increase
Net Income	$ 6.6 million	$ 4.3 million	53% increase
Earnings Per Share	$ 0.56	$ 0.36	56% increase

SIX MONTHS
	Ended 8-31-2008	Ended 8-31-2007	% of Change
Revenues	$50.4 million	$35.2 million	43% increase
Income from Operations	$19.7 million	$13.2 million	49% increase
Pre-tax Income	$19.8 million	$13.6 million	46% increase
Net Income	$12.9 million	$ 9.1 million	42% increase
Earnings Per Share	$ 1.08	$ 0.76	42% increase

BALANCE SHEET COMPARISON
SECOND QUARTER
	As of 8-31-2008	As of 8-31-2007	% of Change
Current Assets	$34.0 million	$18.6 million	83% increase
Current Liabilities	$12.6 million	$ 8.4 million	50% increase
Current Ratio	2.7 : 1	2.2 : 1
Working Capital	$21.4 million	$10.2 million	109% increase
Total Assets	$46.2 million	$24.7 million	87% increase
Total Liabilities	$13.4 million	$ 9.4 million	43% increase
Shareholder Equity	$32.8 million	$15.3 million	114% increase
Return on Assets	74.5%	78.5%
Return on Equity	109.9%	126.7%
Operating Return On Capital	166.9%	185.1%

Life Partners also released its preliminary consolidated balance sheet and income statement for the quarter ended August 31, 2008:

LIFE PARTNERS HOLDINGS, INC.
PRELIMINARY CONSOLIDATED BALANCE SHEET COMPARISON
AS OF AUGUST 31, 2008 AND 2007
(unaudited)

ASSETS
	August 31,
CURRENT ASSETS:	2008	2007
Cash	$3,224,899	$6,094,995
Investment in securities	4,265,487	5,082,852
Accounts receivable - trade	25,350,335	7,090,957
Accounts receivable - employees	55,760	84,190
Accounts receivable - other	99,034	100,000
Notes receivable	541,973	-
Prepaid expenses	444,611	153,603
Total current assets	33,982,099	18,606,597

PROPERTY AND EQUIPMENT:
Land and building	2,131,285	1,959,065
Proprietary software	493,513	421,187
Furniture, fixtures and equipment	1,167,339	721,275
Transportation equipment	145,300	1,039,500
	3,937,437	4,141,027

Accumulated depreciation	(1,301,461)	(1,035,905)
Total property and equipment	2,635,976	3,105,122

OTHER ASSETS:
Investments in policies	6,283,799	762,352
Deferred income taxes	831,700	831,700
Artifacts and other	2,461,877	1,405,316
Total other assets	9,577,376	2,999,368
Total Assets	46,195,451	24,711,087
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	9,268,283	3,863,280
Accrued liabilities - contingencies and other	903,686	1,070,361
Current portion of long-term debt	41,608	275,178
Short-term notes payable	-	1,839,295
Deferred Revenue	276,350	262,950
Income taxes payable	2,155,213	1,067,224
Total current liabilities	12,645,140	8,378,288
LONG-TERM DEBT, net of current portion shown above	754,051	1,048,540

SHAREHOLDERS’ EQUITY
Common Stock, $0.01 par value 18,750,000 shares authorized, 12,019,483 shares and outstanding	120,194	120,194
Additional paid-in capital	11,490,360	11,490,360
Retained earnings	24,037,680	4,691,768
Accumulated other comprehensive loss, net of taxes	(1,216,910)	(645,922)
Less: Notes receivable issued for common stock	-	(372,141)
Less: Treasury stock - 132,270 shares	(1,635,064)	-
Total shareholders' equity	32,796,260	15,284,259
Total liabilities & shareholders' equity	46,195,451	24,711,087

LIFE PARTNERS HOLDINGS, INC.
PRELIMINARY CONSOLIDATED STATEMENTS OF INCOME
FOR THE THREE AND SIX MONTHS ENDED AUGUST 31, 2008 AND 2007
(unaudited)

	Three Months Ended August 31,		Six Months Ended August 31,
	2008	2007	2008	2007
REVENUES	$25,933,254	$17,646,109	$50,371,400	$35,225,085
BROKERAGE FEES	12,521,299	9,048,770	24,699,171	17,726,473
REVENUES, NET OF BROKERAGE FEES	13,411,955	8,597,339	25,672,229	17,498,612
OPERATING AND ADMINISTRATIVE EXPENSES:
General and administrative	2,882,570	2,035,618	5,226,840	3,842,663
Settlement costs	416,852	124,741	562,371	328,216
Depreciation and amortization	83,647	96,149	160,611	154,796
	3,383,069	2,256,508	5,949,822	4,325,675
INCOME FROM OPERATIONS	10,028,886	6,340,831	19,722,407	13,172,937
OTHER INCOME (EXPENSES):
Interest and other income	498,571	475,796	885,255	831,503
Interest expense	(15,236)	(44,701)	(34,638)	(76,825)
Premium advances, net	(507,992)	(207,149)	(768,364)	(349,773)
Realized gain on investments	-	-	-	10,540
	(24,657)	223,946	82,253	415,445
INCOME BEFORE INCOME TAXES	10,004,229	6,564,777	19,804,660	13,588,382
INCOME TAXES:
Current tax expense	3,518,893	2,302,666	7,155,213	4,609,224
Deferred tax benefit	(118,155)	(79,000)	(202,618)	(85,899)
	3,400,738	2,223,666	6,952,595	4,523,325
NET INCOME	$6,603,491	$4,341,111	$12,852,065	$9,065,057
EARNINGS PER SHARE	$.56	$0.36	$1.08	$.76
AVERAGE COMMON AND COMMON EQUIVALENT SHARES OUTSTANDING	11,887,213	11,972,704	11,898,561	11,964,194

Life Partners Chief Executive Officer, Brian Pardo, said, “Investors today are looking for asset-based investments which are not correlated to the financial markets or other indices. Our business model deals exclusively with assets that have inherent value and are not reliant on market performance. Because life settlements are not correlated to the markets, our revenues and earnings are not correlated either. Additionally, we do not rely on credit to grow our business, so the current tight credit market has had no adverse effect on us.”

The Company plans to report its earnings in its Form 10-Q to be filed with the Securities and Exchange Commission on or about October 10, 2008.

Life Partners is the world's oldest and one of the most active companies in the United States engaged in the secondary market for life insurance, commonly called "life settlements". Since its incorporation in 1991, Life Partners has completed over 77,000 transactions for its worldwide client base of over 20,000 high net worth individuals and institutions in connection with the purchase of almost 6,000 policies totaling over $1.4 billion in face value.

Safe Harbor - This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. The statements in this news release that are not historical statements, including statements regarding future financial performance, the market for our services, the growth in the life settlement market and our growth within that market, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond our control, that could cause actual results to differ materially from such statements. For information concerning these risks and uncertainties, see our most recent Form 10-K. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.
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FOR MORE INFORMATION, CONTACT:
Shareholder Relations (254) 751-7797 or info@ LPHI.com
Visit our website at: www.lphi.com